State of Delaware
Secretary of State
Division of Corporations
Delivered 12:29 PM 04/22/2015
FILED 12:26 PM 04/22/2015
SRV 150548100 - 5733488 FILE

CERTIFICATE OF INCORPORATION

OF

BREWDOG USA INC.

The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

1. Name. The name of the corporation is **BREWDOG USA INC.** (hereinafter called the "Corporation").

2. Address; Registered Agent. The address of the Corporation's registered office is c/o United Corporate Services, Inc., 874 Walker Road, Suite C, City of Dover, County of Kent, State of Delaware 19904; and its registered agent at such address is United Corporate Services, Inc.

3. Nature of Business; Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) with a par value of $.01 per share. All such shares are of one class and are shares of common stock.

5. Name and Address of Incorporator. The name and mailing address of the incorporator is: Thomas D. Selz, Esq., Frankfurt Kurnit Klein & Selz, P.C., 488 Madison Avenue, 10th Floor, New York, NY 10022.

6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

7. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors is expressly authorized to make and alter the By-Laws of the Corporation, without any action on the part of

the stockholders; but the By-Laws made by the Board of Directors and the powers so conferred may be altered or repealed by the Board of Directors or stockholders.

8. Compromise and Arrangements. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

9. Liability of Directors. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the Delaware General Corporation Law, as the same may be amended and/or supplemented.

10. Indemnification. The following indemnification provisions shall apply to the persons enumerated below.

(a) Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnified Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnified Person in such Proceeding. The Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

(b) Prepayment of Expenses of Directors and Officers. The Corporation may pay the expenses (including attorneys' fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Ten or otherwise.

(c) Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney's fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

(d) Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney's fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Article 10 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, this Certificate of Incorporation, the By-Laws of the Corporation, any agreement, a vote of stockholders or disinterested directors or otherwise.

(f) Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise may be reduced by any

amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

(g) Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation's expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article 10; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article 10.

(h) Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 10 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such Indemnified Person's heirs, executors and administrators.

IN WITNESS WHEREOF, this Certificate has been signed on this 22nd day of April, 2015, and the signature of the undersigned shall constitute the affirmation and acknowledgment of the undersigned, under penalties of perjury, that the Certificate is the act and deed of the undersigned and that the facts stated in the Certificate are true.

Thomas D. Selz, Sole Incorporator

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BREWDOG USA INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF FEBRUARY, A.D. 2016, AT 1:29 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5733488 8100
SR# 20161306387

Authentication: 201907390
Date: 02-29-16

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:29 PM 02/29/2016
FILED 01:29 PM 02/29/2016
SR 20161306387 - File Number 5733488

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
BREWDOG USA INC.

Pursuant to Sections 228 and 242
of the General Corporation Law of the State of Delaware

BrewDog USA Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST: This Certificate of Amendment (the "Certificate of Amendment") amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on April 22, 2015 (the "Certificate of Incorporation").

SECOND: Article 4 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

> "The total number of shares of stock which the Corporation shall have authority to issue is Ten Million (10,000,000) shares with a par value of $.01 per share. All such shares are of one class and shares of common stock."

THIRD: Each currently outstanding share of stock is increased to sixty three thousand one hundred fifty seven and eighty nine one-hundredths (63,157.89) shares of stock, such that there shall be outstanding immediately following this Certificate of Amendment six million three hundred fifteen thousand seven hundred eighty nine (6,315,789) shares of stock of the Corporation, each of which shall be held by sole stockholder BrewDog plc.

FOURTH: This amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

SIXTH: This Certificate of Amendment shall be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, BrewDog USA Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer this 29th day of February, 2016.

BREWDOG USA INC.

By: [signature]
Neil Simpson, Authorized Officer

[Signature Page - Certificate of Amendment]